Exhibit 4.3

For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

CARDIOL THERAPEUTICS INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

2017/01/19

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a change.

Number of directors is/are: minimum and maximum number of directors is/are:
Nombre d'administrateurs : nombres minimum et maximum d'administrateurs :

Number / Nombre ______ or / ou minimum and maximum / minimum et maximum ______ ______

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

As set out on Schedule "A" attached hereto.

118554108v1

07119 (2011/05) © Queen's Printer for Ontario, 2011 / © Imprimeur de la Reine pour l’Ontario, 2011 Page 1 of/de 2 1A

SCHEDULE "A" The Articles are hereby amended by: 1. Splitting the existing 8,066,550 issued and outstanding Class A Common Shares into 16,133,100 issued and outstanding Class A Common Shares 2. Deleting the entire paragraph 8 including sections (a) and (b) thereof on page 1A of the February 13, 2017 Articles of Amendment.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions. 7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le 2018/08/28 (Year, Month, Day) (année, mois, jour) These articles are signed in duplicate. Les présents statuts sont signés en double exemplaire. CARDIOL THERAPEUTICS INC. (Print name of corporation from Article 1 on page 1) (Veuillez écrir le nom de la société de l'article un à la page une). By/ Par : (Signature) (SIgnature) President (Description of Office) (Fonction) 07119 (2011/05)

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